Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Biomerica, Inc. (the “Company”) of our report dated August 25, 2023, relating to our audits of the Company’s consolidated financial statements as of May 31, 2023 and 2022, and for each of the years then ended, included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2023. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ HASKELL & WHITE LLP

HASKELL & WHITE LLP

Irvine, California

September 27, 2023